Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland – SVP, Finance and Investor Relations
952-806-1707
Andy Larew – Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS FOURTH QUARTER REVENUES OF $568 MILLION

MINNEAPOLIS, July 10, 2012 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion hair care industry, today reported consolidated fourth quarter fiscal 2012 revenues of $568 million, compared to $592 million a year ago.  Fourth quarter total same-store sales decreased 3.0 percent.

“Fourth quarter same-store sales trends improved slightly over our third quarter,” said Eric Bakken, EVP, Interim Chief Executive Officer.  “We are pleased with the significant progress made during the quarter as we continue to roll-out our strategy to improve the salon experience.  During the quarter, we realigned our business into four distinct consumer segments and restructured our field organization around these segments.  This reorganization increased focus, freed up resources and allowed us to establish a robust human resource function, which will help us hire and retain the best talent in our salons.  Our new operating structure puts the right people in the right roles and provides us with the foundation to substantially improve the salon experience.  Meaningful change is underway at Regis and, as we look forward to fiscal 2013, we expect these changes will drive improvement in our same-store sales results.”

Fourth Quarter Revenues:

	For the Three Months Ended June 30, 2012
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$381,432	$30,444	$17,723	$429,599
Product	96,692	10,529	20,967	128,188
Royalties and fees	9,744	—	597	10,341
Total	$487,868	$40,973	$39,287	$568,128

	For the Three Months Ended June 30, 2011
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$403,982	$31,187	$17,228	$452,397
Product	98,160	11,380	19,875	129,415
Royalties and fees	9,581	—	592	10,173
Total	$511,723	$42,567	$37,695	$591,985

Fourth Quarter Same-Store Sales:

For the Three Months Ended June 30,

	2012			2011
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-6.4%	1.3%	-5.1%	-3.1%	5.1%	-1.8%
MasterCuts	-4.9	2.9	-3.5	-2.7	5.0	-1.4
Supercuts	0.5	0.4	0.5	0.8	-4.7	0.2
Promenade	-2.6	-3.0	-2.7	-1.5	-0.1	-1.3
SmartStyle	-6.3	-1.2	-4.6	-1.8	-4.3	-2.6
North America Same-Store Sales	-4.0%	-0.5%	-3.3%	-1.7%	-1.3%	-1.6%

International Same-Store Sales	-5.2%	-10.0%	-6.6%	-5.8%	-4.9%	-5.5%

Hair Restoration Same-Store Sales	3.7%	5.0%	4.4%	0.4%	2.2%	1.3%

Consolidated Same-Store Sales	-3.7%	-0.5%	-3.0%	-1.8%	-1.1%	-1.7%

International same-store sales for the quarter represent the 16-week period ended June 23, 2012 versus the 16-week period ended June 25, 2011.

Fiscal Year Revenues:

	For the 12 Months Ended June 30, 2012
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$1,541,491	$102,399	$68,812	$1,712,702
Product	401,326	38,722	80,419	520,467
Royalties and fees	38,288	—	2,321	40,609
Total	$1,981,105	$141,121	$151,552	$2,273,778

	For the 12 Months Ended June 30, 2011
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$1,588,690	$106,734	$67,550	$1,762,974
Product	403,962	43,503	75,729	523,194
Royalties and fees	37,292	—	2,409	39,701
Total	$2,029,944	$150,237	$145,688	$2,325,869

Fiscal Year Same-Store Sales:

For the 12 Months Ended June 30,

	2012			2011
	Service	Retail	Total	Service	Retail	Total

Regis Salons	-5.4%	1.8%	-4.2%	-3.8%	4.4%	-2.5%
MasterCuts	-4.6	2.3	-3.3	-2.2	6.1	-0.7
Supercuts	-0.2	-1.2	-0.3	0.4	-2.0	0.1
Promenade	-2.7	-3.2	-2.7	-3.0	0.8	-2.6
SmartStyle	-5.0	-3.1	-4.3	-1.8	-2.1	-1.9
North America Same-Store Sales	-3.6%	-1.5%	-3.2%	-2.3%	0.3%	-1.8%

International Same-Store Sales	-6.7%	-13.5%	-9.1%	-4.6%	-0.1%	-3.1%

Hair Restoration Same-Store Sales	1.3%	4.5%	2.9%	1.3%	1.2%	1.2%

Consolidated Same-Store Sales	-3.5%	-1.7%	-3.1%	-2.3%	0.4%	-1.7%

International same-store sales for the year represent the 52-week period ended June 23, 2012 versus the 52-week period ended June 25, 2011.

Regis Corporation will announce fourth quarter 2012 earnings results on August 23, 2012. A conference call discussing fourth quarter results will follow at 10:00 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2012, the Company owned, franchised or held ownership interests in approximately 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:  http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the impact of management and organizational changes; competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.